Exhibit 10.42

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (this “Agreement”) is dated as of                     , 2013, by and among (i) Diamond Resorts International, Inc., a Delaware corporation (the “Company”), (ii) Diamond Resorts Parent, LLC, a Nevada limited liability company (“DRP”), (iii) the current (or future, as applicable) members of DRP listed on Schedule A hereto (collectively, the “Exchanging Members,” and each, an “Exchanging Member”), and (iv) the current members of DRP that will no longer hold any units of DRP as of the consummation of the LLC Exchange (as defined below) (collectively, the “Former Members,” and each, a “Former Member;” and together with the Exchanging Members, collectively, the “Members,” and each, a “Member”).

WHEREAS, the Company is contemplating an initial public offering of its common stock, $0.01 par value per share (the “Common Stock”), which would contemplate an implied value of the shares of Common Stock to be issued to the Exchanging Members pursuant to this Agreement of at least $684,260,000 (such an initial public offering, the “IPO”);

WHEREAS, prior to the consummation of the IPO and the LLC Exchange (as defined below), Stephen J. Cloobeck, David F. Palmer and Lowell D. Kraff, each of whom currently hold Class B Units of DRP, will contribute such Class B Units of DRP to entities controlled by such individuals (the “Contributions”), pursuant to contribution agreements between such individuals and such entities (each, a “Contribution Agreement,” and collectively, the “Contribution Agreements”), following which such entities will become Exchanging Members;

WHEREAS, immediately prior to the Redemption (as defined below), pursuant to that certain Redemption Agreement, by and among Best Amigos Partners, LLC (“BAP”), Cloobeck Diamond Parent, LLC (“CDP”), Marc Byron (“Byron”) and Lowell Kraff (the “BAP Redemption Agreement”): (i) BAP, which is currently a member of CDP and holds Class B Units of CDP, will redeem certain units of BAP held by Byron in exchange for a portion of the Class B Units of CDP; and (ii) at the direction of Byron, BAP will issue the Class B Units of CDP that would otherwise be issued to Byron to Byron Diamond Investments, LLC (“BDI”), a single-member limited liability company of which Byron is the sole member, and BDI will become a member of CDP (the “BAP Redemption”);

WHEREAS, immediately prior to the IPO and the LLC Exchange (as defined below), certain individuals and entities holding units of CDP will redeem their units of CDP in exchange for Class A Units of DRP, and Trivergance Diamond Holdings, LLC, one of the members of CDP (the “Distributing Member”), will simultaneously distribute its Class A Units of DRP to the ultimate beneficial owners of the units of CDP held by the Distributing Member (the “Redemption”), all pursuant to that certain Redemption Agreement, by and among CDP, such members of CDP and such members of the Distributing Member (the “Redemption Agreement”), following which such members of CDP and such ultimate beneficial owners of the units of CDP held by the Distributing Member will become Exchanging Members;

WHEREAS, immediately prior to the IPO and the LLC Exchange (as defined below), 1818 Partners, LLC (“1818”), which is currently a member of DRP, will make a proportional distribution to its members of the units of DRP held by 1818 (the “1818 Distribution”), pursuant to that certain Distribution Agreement (the “Distribution Agreement”) by and among 1818, DRP and such members, following which such members will become Exchanging Members;

WHEREAS, in contemplation of, and as part of a single transaction with, the IPO, the Exchanging Members desire to transfer their respective Class A units of DRP, together with all Class B units owned by the Exchanging Members (collectively, the “Units”), to the Company in exchange for shares of Common Stock (the “LLC Exchange”);

WHEREAS, as of the date of this Agreement, DRP owns 100 shares of Common Stock, representing all of the issued and outstanding shares of Common Stock, and concurrently with the LLC Exchange, the Company will redeem all of the shares of Common Stock then held by DRP for nominal consideration (the “Company Redemption”);

WHEREAS, certain of the Members party to this Agreement are also party to the BAP Redemption Agreement, the Redemption Agreement, the Distribution Agreement, a Contribution Agreement and/or another document entered into concurrently with, or contemplated by, this Agreement (each, an “Other Agreement,” and collectively, the “Other Agreements”);

WHEREAS, in contemplation of, and as part of a single transaction with, the IPO, Diamond Resorts Holdings, LLC (“DRH”), a wholly-owned subsidiary of DRP, will merge with and into DRP (the “DRH Merger”), pursuant to that certain Plan of Merger, by and among DRP and DRH (the “DRH Plan of Merger”);

WHEREAS, immediately following the LLC Exchange and the DRH Merger, and as part of a single transaction with the IPO, the LLC Exchange and the DRH Merger, DRP, a wholly-owned subsidiary of the Company, will merge with and into the Company (the “DRI Merger” and, together with the Contributions, the BAP Redemption, the Redemption, the LLC Exchange, the Company Redemption and the DRH Merger, the “Reorganization Transactions”) pursuant to that certain Agreement of Merger by and between the Company and DRP (the “DRI Merger Agreement”);

WHEREAS, as part of a single transaction with the IPO, the Company will enter into a transaction (the “Island One Transaction”) to acquire management contracts, unsold vacation ownership interests and a portfolio of consumer loans from Island One, Inc. and Crescent One, LLC pursuant to the Island One Transaction Agreement;

WHEREAS, the IPO, the Reorganization Transactions and the Island One Transaction have been approved by the Board of Directors of the Company, the Board of Managers of DRP and the Members, to the extent necessary; and

WHEREAS, the Company, DRP and the Members intend this Agreement, together with the DRI Merger Agreement, the DRH Plan of Merger and the Island One Transaction Agreement, to serve as the “Plan of Incorporation” of the Company for purposes of Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, in consideration of the premises and of the mutual agreements, covenants and provisions herein contained and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

The following terms shall have the corresponding meanings for purposes of this Agreement:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such Person. As used in this definition, the term “control” means the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of such a Person, whether through ownership of voting securities, by contract or otherwise.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Governmental Authority” means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country, or any domestic or foreign state, province, county, city, other political subdivision or any other similar body or organization exercising similar powers or authority.

“Island One Equityholder” means Timeshare Acquisitions, LLC, a Delaware limited liability company.

“Island One Transaction Agreement” means that certain Transaction Agreement, by and among the Company, Island One, Inc., Crescent One, LLC and the Island One Equityholder, dated as of July 1, 2013, pursuant to which the Company will acquire management contracts, unsold vacation ownership interests and a portfolio of consumer loans from Island One, Inc. and Crescent One, LLC.

“Law” means the common law of any jurisdiction, or any provision of any foreign, federal, state or local law, statute, rule, regulation, order, Permit, judgment, injunction, decree or other decision of any court or other tribunal or Governmental Authority legally binding on the relevant Person or its properties.

“Lien” means any lien, claim, charge, restriction, option, preemptive right, mortgage, hypothecation, assessment, pledge, encumbrance or security interest of any kind or nature whatsoever.

“Permit” means any permit, license, certification, approval, consent, notice, waiver, qualification, filing, exemption and authorization by or of, or registration with, any Governmental Authority.

“Person” means any individual, sole proprietorship, general partnership, limited partnership, limited liability company, joint venture, trust, unincorporated association, corporation, Governmental Authority or other entity or group (which term shall include a “group” as such term is defined in Section 13(d)(3) of the Exchange Act).

“Securityholders Agreement” means that certain Fourth Amended and Restated Securityholders Agreement, dated as of July 21, 2011, by and among DRP and the holders of units of DRP party thereto.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote generally in the election of directors thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of the membership, partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director of such limited liability company, partnership, association or other business entity.

ARTICLE II

LLC EXCHANGE AND COMPANY REDEMPTION

Section 2.1. LLC Exchange and Company Redemption.

(a) As of the Effective Time (as defined below), each Exchanging Member hereby assigns and transfers to the Company all right, title and interest in, to and with respect to all of such Exchanging Member’s Units, including all Units obtained by such Exchanging Member pursuant to the Redemption Agreement.

(b) As of the Effective Time, the Company hereby accepts the assignment and transfer by each Exchanging Member of such Exchanging Member’s Units and hereby assumes and agrees to perform and be bound by any and all of the conditions, covenants and obligations of such Exchanging Member pursuant to the Fifth Amended and Restated Operating Agreement of Diamond Resorts Parent, LLC, dated as of October 15, 2012, as amended to date (the “LLC Agreement”).

(c) At the Effective Time, (i) each Exchanging Member holding Class A Units of DRP (the “Class A Units”) shall receive, in consideration for the exchange of such Class A Units, the number of shares of Common Stock equal to (A) the number of Class A Units then held by such Exchanging Member, multiplied by (B) the sum of (1) the Pre-IPO Price plus (2) the Excess Value per Unit, and then divided by (C) the IPO Price; and (ii) each Exchanging

Member holding Class B Units of DRP (the “Class B Units”) shall receive, in consideration for the exchange of such Class B Units, the number of shares of Common Stock equal to the result of (A) the number of Class B Units held by such Exchanging Member, multiplied by (B) the Excess Value per Unit, and then divided by (C) the IPO Price. For purposes hereof, (i) the “Pre-IPO Price” means $493,042.41 per unit, which represents $684,260,000 divided by the 1,387.832 Class A Units outstanding; (ii) the “Excess Value per Unit” means the result of (A) the amount by which the Exchanging Member Aggregate Value exceeds $684,260,000, divided by (B) the aggregate number of outstanding Units; (iii) the “Exchanging Member Aggregate Value” means the product of (A) the IPO Price, multiplied by (B) the result of (I) 59,294,118 minus (II) the number of shares of Common Stock to be issued to the Island One Equityholder pursuant to the Island One Transaction Agreement; and (iv) the “IPO Price” means the price per share at which shares of Common Stock are being sold to the public in the IPO (i.e., the gross IPO price per share, before any underwriting discounts or commissions. By way of example only, sample calculations for the LLC Exchange, based upon an assumed IPO Price of $17.00 per share, are set forth on Schedule B hereto.

(d) The Company will issue to an Exchanging Member, as applicable, only whole shares of Common Stock. Any fractional shares of Common Stock that would result from the LLC Exchange will be rounded to the nearest full share (with 0.5 shares rounded up to a whole share).

(e) Concurrently with the LLC Exchange, at the Effective Time, the Company shall redeem the 100 shares of Common Stock held by DRP in exchange for nominal consideration, and DRP shall accept such nominal consideration in exchange for such shares of Common Stock held by DRP.

Section 2.2. Termination of Rights; Release of Obligations. From and after the Effective Time, the entire capital account and share of profits and losses of each Exchanging Member shall be deemed to be the capital account and share of profits and losses of the Company, and such Exchanging Member shall have no further interest or rights of any kind in or with respect to such Exchanging Member’s Units or under the LLC Agreement. From and after the Effective Time, the Company shall be the sole member of DRP, and each Exchanging Member shall be released from all further obligations under the LLC Agreement.

Section 2.3. Consent of Board of Managers. By its execution hereof, DRP acknowledges that the Board of Managers of DRP (the “Board of Managers”) (i) has approved the form of this Agreement, (ii) acknowledges receipt of a duly executed copy of this Agreement and (iii) in accordance with the provisions of the LLC Agreement, consents to the assignment and transfer of the Exchanging Member’s Units to the Company and to the admission of the Company as a new member of DRP.

Section 2.4. Effective Time. The LLC Exchange shall occur and be given effect immediately prior to the consummation of the IPO. The date and time when the LLC Exchange shall be deemed to occur is referred to in this Agreement as the “Effective Time.”

ARTICLE IIIA

REPRESENTATIONS AND WARRANTIES OF THE EXCHANGING MEMBERS

As of the date hereof and as of the Effective Time, each Exchanging Member severally represents and warrants to the Company as follows:

Section 3A.1. Organization and Authority; Enforceability.

(a) If such Exchanging Member is an individual, such Exchanging Member is of sound mind and has full legal capacity to enter into, execute and deliver this Agreement and each Other Agreement to which such Exchanging Member is a party and perform his or her obligations hereunder and thereunder, and each of this Agreement and such Other Agreement(s) has been duly executed and delivered by such Exchanging Member and constitutes a legal, valid and binding obligation of such Exchanging Member, enforceable against such Exchanging Member in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or other laws relating to or affecting creditors’ rights generally and the exercise of judicial discretion in accordance with general equitable principles.

(b) If such Exchanging Member is an entity, (i) such Exchanging Member is duly organized, validly existing and in good standing under the laws of the state of its organization, and has full power, right and authority to enter into and perform its respective obligations under this Agreement and each Other Agreement to which it is a party; (ii) the execution, delivery and performance of this Agreement and such Other Agreement(s) have been duly and properly authorized by all requisite action in accordance with applicable law and with the organizational documents of such Exchanging Member; and (iii) each person executing this Agreement and such Other Agreement(s) has the power and authority to execute and deliver this Agreement and such Other Agreement(s), to consummate the transactions contemplated hereby and thereby and to cause such Exchanging Member to perform its obligations hereunder and thereunder.

Section 3A.2. Title. Such Exchanging Member owns (or, in the case of Units to be acquired pursuant to the Redemption Agreement, at the Effective Time will own), beneficially and of record, such Exchanging Member’s Units, free and clear of any Liens that would affect the ability of such Exchanging Member to exchange such Units pursuant to Section 2.1 hereof (other than any such Liens disclosed in writing to the Company or DRP prior to the date hereof and for which such Exchanging Member will obtain a waiver prior to the Effective Time (the “Applicable Liens”)). At the Effective Time, any and all Applicable Liens with respect to such Exchanging Member’s Units will have been waived, and the Company will acquire good and valid title to such Exchanging Member’s Units, free and clear of any Liens other than any Lien created by the Company.

Section 3A.3. No Conflicts; No Consents. The execution, delivery and performance of this Agreement and each Other Agreement to which such Exchanging Member is a party, and the consummation of the transactions contemplated hereby and thereby, will not (i) violate or result in a breach of any of the terms, conditions or provisions of the organizational documents of such Exchanging Member, if such Exchanging Member is an entity; (ii) violate or result in a breach of any Law applicable to such Exchanging Member or by which any of such Exchanging Member’s property or assets may be bound; or (iii) contravene, result in a violation or breach of or default under (with or without the giving of notice or the lapse of time or both), permit any party to terminate, amend or accelerate the provisions of, or result in the imposition of any Lien (or any obligation to create any Lien) upon any of the property or assets of such Exchanging Member under any contract, agreement, indenture, letter of credit, mortgage, security agreement, pledge agreement, deed of trust, bond, note, guarantee, surety obligation, warranty, license, franchise, Permit, power of attorney, lease, instrument or other agreement to which such Exchanging Member is a party or by which any of such Exchanging Member’s property or assets may be bound. No Permit, authorization, consent or approval of or by, or any notification of or filing with, any Person is required by such Exchanging Member in connection with the execution, delivery and performance of this Agreement or any Other Agreement to which such Exchanging Member is a party, or the consummation by such Exchanging Member of the transactions contemplated hereby or thereby.

Section 3A.4. Accredited Investor. Such Exchanging Member is an “accredited investor,” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).

Section 3A.5. Investment Purpose. Such Exchanging Member is acquiring shares of Common Stock under this Agreement for such Exchanging Member’s own account for investment purposes, and not with a view to, or for resale in connection with, any distribution thereof other than in compliance with the Securities Act and other applicable securities laws. Such Exchanging Member acknowledges that such Exchanging Member must bear the economic risk of an investment in the Common Stock for an indefinite period of time because, among other reasons, the shares of Common Stock received by such Exchanging Member have not been registered under the Securities Act and, therefore, such securities cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. Such Exchanging Member also understands and acknowledges that transfers of the shares of Common Stock received are further restricted by applicable United States federal and state and foreign securities laws, that any certificates issued to represent the shares of Common Stock received by such Exchanging Member pursuant to this Agreement will bear legends to the foregoing effect, and that stop transfer instructions may be given to the transfer agent for the Common Stock consistent with the foregoing.

Section 3A.6. Access to Information. Such Exchanging Member understands the risks of, and other considerations relating to such Exchanging Member’s acquisition and ownership of the shares of Common Stock received. Such Exchanging Member has been provided an opportunity to ask questions of, and has received answers satisfactory to him, her or it from, the Company, DRP and their representatives regarding the shares of Common Stock received, and has obtained a copy of the Registration Statement (as defined below) and any and all additional information from the Company and its representatives that such Exchanging Member deems necessary regarding the shares of Common Stock received.

Section 3A.7. Evaluation of and Ability to Bear Risks. Such Exchanging Member has such knowledge and experience in financial affairs that such Exchanging Member is capable of evaluating the merits and risks of, and other considerations relating to, the ownership of the shares of Common Stock received, and has not relied upon any representations, warranties or agreements other than those set forth in this Agreement in connection with such Exchanging Member’s acquisition of the shares of Common Stock received. Such Exchanging Member’s financial situation is such that such Exchanging Member can afford to bear the economic risk of holding the shares of Common Stock for an indefinite period of time, and such Exchanging Member can afford to suffer the complete loss of such Exchanging Member’s investment in such securities.

Section 3A.8. No Dispositions. Except as contemplated in connection with the IPO, such Exchanging Member does not currently have, and at the Effective Time will not have, any plan, agreement, commitment, intention or arrangement, whether written or oral, to dispose of any of the shares of Common Stock to be received by such Exchanging Member. For purposes of this representation, a “disposition” shall include any direct or indirect offer, offer to sell, sale, contract of sale or grant of any option to purchase, gift, transfer, pledge or other disposition, including any disposition of the economic or other risks of ownership through hedging transactions or derivatives and any other transaction that would constitute a “constructive sale” within the meaning of Section 1259 of the Code, including, without limitation, a short-sale, forward sale, equity swap or other derivative contract with respect to the Common Stock or substantially identical property, or other transaction having substantially the same effect as the foregoing.

ARTICLE IIIB

REPRESENTATIONS AND WARRANTIES OF THE FORMER MEMBERS

As of the date hereof and as of the Effective Time, each Former Member severally represents and warrants to the Company as follows:

Section 3B.1. Organization and Authority; Enforceability.

(a) If such Former Member is an individual, such Former Member is of sound mind and has full legal capacity to enter into, execute and deliver this Agreement and each Other Agreement to which such Former Member is a party and perform his or her obligations hereunder and thereunder, and each of this Agreement and such Other Agreement(s) has been duly executed and delivered by such Former Member and constitutes a legal, valid and binding obligation of such Former Member, enforceable against such Former Member in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or other laws relating to or affecting creditors’ rights generally and the exercise of judicial discretion in accordance with general equitable principles.

(b) If such Former Member is an entity, (i) such Former Member is duly organized, validly existing and in good standing under the laws of the state of its organization, and has full power, right and authority to enter into and perform its respective obligations under this Agreement and each Other Agreement to which it is a party; (ii) the execution, delivery and performance of this Agreement and such Other Agreement(s) have been duly and properly authorized by all requisite action in accordance with applicable law and with the organizational documents of such Former Member; and (iii) each person executing this Agreement and such Other Agreement(s) has the power and authority to execute and deliver this Agreement and such Other Agreement(s), to consummate the transactions contemplated hereby and thereby and to cause such Former Member to perform its obligations hereunder and thereunder.

Section 3B.2. No Conflicts; No Consents. The execution, delivery and performance of this Agreement and each Other Agreement to which such Former Member is a party, and the consummation of the transactions contemplated hereby and thereby, will not (i) violate or result in a breach of any of the terms, conditions or provisions of the organizational documents of such Former Member, if such Former Member is an entity; (ii) violate or result in a breach of any Law applicable to such Former Member or by which any of such Former Member’s property or assets may be bound; or (iii) contravene, result in a violation or breach of or default under (with or without the giving of notice or the lapse of time or both), permit any party to terminate, amend or accelerate the provisions of, or result in the imposition of any Lien (or any obligation to create any Lien) upon any of the property or assets of such Former Member under any contract, agreement, indenture, letter of credit, mortgage, security agreement, pledge agreement, deed of trust, bond, note, guarantee, surety obligation, warranty, license, franchise, Permit, power of attorney, lease, instrument or other agreement to which such Former Member is a party or by which any of such Former Member’s property or assets may be bound. No Permit, authorization, consent or approval of or by, or any notification of or filing with, any Person is required by such Former Member in connection with the execution, delivery and performance of this Agreement or any Other Agreement to which such Former Member is a party, or the consummation by such Former Member of the transactions contemplated hereby or thereby.

ARTICLE IV

ADDITIONAL INFORMATION AND AGREEMENTS

Section 4.1. Company. Each Member understands and acknowledges that the Company is a Delaware corporation organized to be the direct or indirect owner of all or substantially all of the equity interest in DRP and the Subsidiaries of DRP. Each Exchanging Member further understands and acknowledges that the Company has not conducted any business operations prior to the date of this Agreement.

Section 4.2. Consent and Waiver under LLC Agreement. By executing this Agreement, each Member hereby consents to the Reorganization Transactions and waives any and all provisions of the LLC Agreement that might prevent the consummation of the Reorganization Transactions, including the notice provision contained in Section 11.3 of the LLC Agreement.

Section 4.3. Amendment to LLC Agreement. Each Member acknowledges and agrees that, at the Effective Time, this Agreement shall constitute an amendment of those provisions of the LLC Agreement which are inconsistent with the provisions of this Agreement. Each Exchanging Member consents to and approves such amendment, subject to its effectiveness. The provisions of the LLC Agreement as in effect on the date hereof will continue to apply to all Members until the Effective Time.

Section 4.4 Consent, Waiver and Termination of Securityholders Agreement. By executing this Agreement, each Member that is a party to the Securityholders Agreement hereby consents to the Reorganization Transactions, waives any and all provisions of the Securityholders Agreement that might prevent the consummation of the Reorganization Transactions and acknowledges and agrees that the Securityholders Agreement shall terminate upon the consummation of the IPO.

Section 4.5. Additional Agreements. In connection herewith, each Exchanging Member shall execute and deliver each of the following:

(a) if such Exchanging Member is listed on Schedule C hereto, a Stockholders’ Agreement, in substantially the form attached as EXHIBIT A hereto, pursuant to which such Exchanging Member will be subject to, among other things, certain voting requirements; and

(b) an underwriters’ lock-up agreement (the “Lock-Up Agreement”), in substantially the form attached as EXHIBIT B hereto, pursuant to which such Exchanging Member will be subject to certain transfer restrictions in connection with the IPO.

Section 4.6. Registration Rights. By executing this Agreement, each Member agrees that, without the prior consent of Credit Suisse Securities (USA) LLC (“Credit Suisse”), the representative of the underwriters in the IPO, it will not, during the Lock-Up Period (as defined in the Lock-Up Agreement), make any demand for or exercise any right with respect to, the registration of any Common Stock or any security convertible into or exercisable or exchangeable for Common Stock (other than exercising registration rights of such Member in existence as of the date hereof solely for purposes of participating in the IPO pursuant to that certain Underwriting Agreement to be entered into by the Company with Credit Suisse and the other underwriters in the IPO (the “Underwriting Agreement”)).

Section 4.7. Other Transfer Restrictions; Joinder. Each Member who is an employee, officer, manager or director of the Company or DRP hereby agrees to comply in all respects with any trading restrictions generally applicable to employees of the Company or DRP. No transfer of Units (or units of CDP to be redeemed for Units pursuant to the Redemption Agreement) by a Member shall be deemed effective unless and until the transferee has agreed to assume all of such Member’s rights and obligations under this Agreement by executing a joinder to this Agreement. Any purported sale or transfer of Units (or units of CDP to be redeemed for Units pursuant to the Redemption Agreement) without compliance with the obligation in the preceding sentence shall be null and void ab initio.

Section 4.8. Power of Attorney. Solely to facilitate the Reorganization Transactions, and solely with respect to each Member’s capacity as a member of the Company, a former member of CDP or the owner of a former member of CDP, each of the Members hereby appoints Howard S. Lanznar, Jared T. Finkelstein and Mark D. Wood, and each of them severally, as such Member’s true and lawful attorneys-in-fact and agents, with the power to act, with or without the others and with full power of substitution and resubstitution, for and on behalf of such Member and in such Member’s name, place and stead, to perform any and all acts and do all things and to execute any and all documents or instruments which are reasonably determined, in good faith, by said attorneys-in-fact and agents to be reasonably necessary or advisable in connection with the further documentation and consummation of the Reorganization Transactions, solely to the extent the same need to be executed, taken or done by a Member in such Member’s capacity as a member of the Company, a former member of CDP or the owner of a former member of CDP, including the power and authority to grant any approvals, consents or waivers or do any other acts, matters or things which shall be reasonably determined, in good faith, by said attorneys-in-fact and agents to be necessary or advisable in connection with the further documentation and consummation of the Reorganization Transactions, including authorizing or implementing any transfers, transactions or actions reasonably determined, in good faith, by said attorneys-in-fact and agents to be necessary or advisable in connection therewith, hereby granting to such attorneys-in-fact and agents, and each of them, full power to do and perform any and all acts and things reasonably necessary or advisable to be done as such Member might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents and each of them may lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest, is given by each Member in consideration of the benefits to accrue to such Member in connection with this Agreement and the Reorganization Transactions and in recognition of the reliance thereon by the Company, shall survive the death, incapacity or dissolution of any Member, and is irrevocable until the earlier of (i) termination of this Agreement in accordance with its terms and (ii) the consummation of the Reorganization Transactions. Notwithstanding anything in this Section 4.8 to the contrary, the attorneys-in-fact and agents shall (i) take all actions in good faith and in a manner consistent with the terms of this Agreement, and (ii) not take any action to amend this Agreement or this Section 4.8 without the consent of the Member granting this power of attorney.

Section 4.9 Other Agreements. Each Member that is party to any Other Agreement hereby covenants to the Company that such Member shall perform its obligations pursuant to, and enforce its rights under, such Other Agreement and acknowledges and agrees that the Company is an intended third-party beneficiary of such obligations and rights and is entitled to enforce the same, and that the Company is entitled to rely upon the representations and warranties contained therein.

Section 4.10 Shell Company Status. The Company has not been, and after the consummation of the IPO will not be, a company as defined in Rule 144(i)(1)(i).

ARTICLE V

TAX TREATMENT

The parties hereto intend the LLC Exchange, the DRH Merger and the DRI Merger, together with the IPO and certain other additional contributions to the Company in exchange for shares of Common Stock that are being made in contemplation of the IPO, to qualify as a transaction governed by Section 351 of the Code and will report and treat the LLC Exchange as a transaction governed by Section 351 of the Code for income tax purposes. Each party hereto will not take, and will cause such party’s Affiliates and representatives not to take, any actions or positions which could be reasonably expected to prevent the LLC Exchange, together with the IPO, from qualifying as a transaction governed by Section 351 of the Code.

ARTICLE VI

MISCELLANEOUS

Section 6.1. Amendments. This Agreement may not be amended, modified or waived in any material respect without the consent of (i) the Board; (ii) a Majority-in-Interest of the Common Members; (iii) a Majority-in-Interest of the Investors; and (iv) for so long as the CDP Threshold is met, the CDP Members holding a majority of the Class A Common Units held by all CDP Members; provided; however, that any amendment, modification or waiver shall not be binding upon an Exchanging Member if it would (i) disproportionately reduce the value of the shares of Common Stock and/or cash, as the case may be, to be received by such Exchanging Member (A) with respect to any Class A Units held by such Exchanging Member, relative to the other Class A Units, and (B) with respect to any Class B Units held by such Exchanging Member, relative to the other Class B Units, (ii) amend the LLC Agreement in a manner that would require the further consent of such Exchanging Member without obtaining the consent of such Exchanging Member, (iii) would materially alter the right or interest of any Member in the Profits, Losses or distributions of the Company or materially alter the rights or interests of any Member under any material provision of this Agreement other than as the result of the issuance of Common Units, then such amendment, modification or waiver shall also require the consent of all Members who would be similarly adversely affected by such amendment; provided, further, that if any such amendment, modification or waiver of any provision of this Agreement would materially and adversely affect the rights, interests or obligations of any Investor hereunder in a manner differently than any other Member holding the same class or series of Units, such amendment, modification or waiver shall not be effective against such Investor without such Investor’s written consent with respect thereto. The capitalized terms used, but not defined in this Section 6.1 shall have the meanings given to them in the LLC Agreement.

Section 6.2. Expenses. Each party hereto shall be responsible for all expenses of such party incurred in connection with the transactions contemplated by this Agreement. In the event that it becomes necessary for a party to enforce the provisions of this Agreement against another party, the party prevailing in that enforcement action shall be entitled to recover its reasonable costs of such enforcement action from the non-prevailing party.

Section 6.3. Notices.

(a) All notices, requests, demands, waivers and other communications to be given by any party hereunder shall be in writing and shall be (i) mailed by first-class, registered or certified mail, postage prepaid, (ii) sent by hand delivery or reputable overnight delivery service or (iii) transmitted by fax or electronic mail (provided that a copy is also sent by reputable overnight delivery service) addressed, in the case of any Member, to such Exchanging Member at the address set forth on the current records of DRP or, in the case of the Company or DRP, to 10600 West Charleston Boulevard, Las Vegas, Nevada 89135, Attention: Chief Administrative Officer, with a copy provided to the attention of the Senior Vice President – Legal at the same address, or, in each case, to such other address as may be specified in writing to the other parties hereto.

(b) All such notices, requests, demands, waivers and other communications shall be deemed to have been given and received (i) if by personal delivery, fax or electronic mail, on the day of such delivery, (ii) if by first-class, registered or certified mail, on the fifth business day after the mailing thereof or (iii) if by reputable overnight delivery service, on the first business day after the deposit therewith.

Section 6.4. Termination. If the IPO has not been consummated by September 30, 2013, unless re-executed, this Agreement will be automatically terminated and will be of no further force and effect.

Section 6.5. Representatives, Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their respective legatees, legal representatives, successors and assigns; provided that a Member may not assign, delegate or otherwise transfer any of such Member’s rights or obligations under this Agreement except with the prior written consent of the Company, and any assignment without such consent by the Company shall be void.

Section 6.6. Benefit. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon or give to any person or other entity (other than DRP or the Company and, to the extent expressly provided herein, a Member) any remedy or claim under or by reason of this Agreement or any term, covenant or condition hereof, all of which shall be for the sole and exclusive benefit of the parties mentioned above in this Section.

Section 6.7. Governing Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

Section 6.8. Arbitration. Without diminishing the finality and conclusive effect of any determination by the Board of Managers of any matter under this Agreement, which is provided herein to be determined by the Board of Managers, any dispute, controversy or claim arising out of or relating to or concerning the provisions of this Agreement or any of the Exhibits hereto shall be finally settled by arbitration in Las Vegas, Nevada before a member serving on the National Roster of Arbitrators and Mediators of the American Arbitration Association (“AAA”), in accordance with the commercial arbitration rules of the AAA; provided, however, that, in addition to the right to compel arbitration of any dispute or controversy, the Company or DRP may bring an action or special proceeding in a state or federal court of competent jurisdiction sitting in Las Vegas, Nevada, whether or not an arbitration proceeding has theretofore been or is ever initiated, for the purpose of temporarily, preliminarily, or permanently enforcing the provisions of this Agreement or to enforce an arbitration award and, for the purposes of this provision, each Member expressly consents to the jurisdiction of any such court in respect of any such action and waives to the fullest extent permitted by applicable law any objection to personal jurisdiction or to the laying of venue of any such suit, action or proceeding in such court, and irrevocably appoints Howard S. Lanznar as such Member’s agent for service of process in connection with any such action or proceeding, who shall promptly advise such participant of any such service of process.

Section 6.9. Equitable Relief. Each party to this Agreement acknowledges and agrees that (a) a breach or threatened breach by such party of any of its obligations under this Agreement or any Other Agreement would give rise to irreparable harm to the other parties for which monetary damages would not be an adequate remedy and (b) in the event of a breach or a threatened breach by such party of any such obligations, the other parties hereto shall, in addition to any and all other rights and remedies that may be available to such parties at law, at equity or otherwise in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction, without any requirement to post a bond or other security, and without any requirement to prove actual damages or that monetary damages will not afford an adequate remedy. Each party to this Agreement agrees that such party will not oppose or otherwise challenge the appropriateness of equitable relief or the entry by a court of competent jurisdiction of an order granting equitable relief, in either case, consistent with the terms of this Section 6.9.

Section 6.10. Further Assurances. Each Member agrees to execute such additional documents and take such further action as may be reasonably requested by the Company to effect the provisions of this Agreement.

Section 6.11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument. To the extent signed and delivered by means of a fax or other electronic transmission (including .pdf), this Agreement shall be treated in all manner and respect as an original agreement and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person.

Section 6.12. Entire Agreement. This Agreement, including the Exhibits hereto, supersedes all prior negotiations, agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Each Member expressly agrees that neither DRP nor the Company has made any representations, warranties, promises or inducements in connection with this Agreement other than as provided herein.

Section 6.13. Legal Counsel. The Company and DRP have engaged Katten Muchin Rosenman LLP (“Katten”) in connection with IPO. Katten has not acted as legal counsel to any other party to this Agreement in connection with this Agreement or the IPO. No legal counsel or tax advisor has been engaged by the Company or DRP to protect or otherwise represent the interests of the other parties to this Agreement. Each party to this Agreement engaged, or had the opportunity to engage, legal counsel and tax advisors with respect to the IPO and the preparation of this Agreement. Horwood Marcus & Berk Chartered acted as legal counsel to each of Trivergance Diamond Sub, LLC, Praesumo Partners, LLC, Best Amigos Partners, LLC, Byron Diamond Investments, LLC and JStone, Inc., and to no other party, in connection with this Agreement.

Section 6.14. Interpretation. Article titles and headings to sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation hereof. As used herein, “include,” “includes” and “including” are deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of like import; “writing,” “written” and comparable terms refer to printing, typing, lithography and other means of reproducing words in a visible form; references to a Person are also to its successors and permitted assigns; “hereof,” “herein,” “hereunder” and comparable terms refer to the entirety hereof and not to any particular article, section or other subdivision hereof or an attachment hereto; references to any gender include references to the plural and vice versa; references to this Agreement or other documents are as amended or supplemented from time to time; and references to “Article,” “Section” or another subdivision or to an attachment are to an article, section or subdivision hereof or an attachment hereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

COMPANY:

DIAMOND RESORTS INTERNATIONAL, INC.

By:
Name:	David F. Palmer
Title:	President and CEO

DRP:

DIAMOND RESORTS PARENT, LLC

By:
Name:	David F. Palmer
Title:	President and CEO

EXCHANGING MEMBER:

[EXCHANGING MEMBER]

By:
Name:
Title:

FORMER MEMBER:

[FORMER MEMBER]

By:
Name:
Title: